EXHIBIT 15.1

November 6, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 6, 2012 on our review of interim financial information of Tenneco Inc. for the three and nine month periods ended September 30, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012 is incorporated by reference in Registration Statements on Form S-8 (Nos. 333-17485, 333-30933, 333-17487, 333-41535, 333-27279, 333-23249, 333-27281, 333-41537, 333-48777, 333-76261, 333-33442, 333-33934, 333-58056, 333-101973, 333-113705, 333-142475, 333-142473 and 333-159358).

Very truly yours,

/s/ PricewaterhouseCoopers LLP